Exhibit 99.1

FOR FURTHER INFORMATION:	FOR IMMEDIATE RELEASE
Andrea K. Tarbox	Wednesday, October 30, 2013
Vice President and Chief Financial Officer
847.239.8812

KAPSTONE REPORTS RECORD THIRD QUARTER RESULTS

ADJUSTED DILUTED EPS SOARS TO $1.05 PER SHARE, UP 156 PERCENT

NORTHBROOK, IL – October 30, 2013 – KapStone Paper and Packaging Corporation (NYSE:KS) today reported record results for the third quarter ended September 30, 2013. As compared to 2012’s third quarter, results for 2013’s third quarter are below:

•                  Net sales of $539 million up $229 million, or 74 percent

•                  Net income of $44 million up $26 million, or 144 percent

•                  Adjusted net income of $51 million up $31 million, or 155 percent

•                  Adjusted EBITDA of $117 million up $68 million, or 139 percent

•                  Adjusted EBITDA margin of 21.7 percent up from 15.8 percent

•                  Diluted EPS of $0.92 up $0.54 per share, or 142 percent

•                  Adjusted diluted EPS of $1.05 up $0.64 per share, or 156 percent

Roger W. Stone, Chairman and Chief Executive Officer, stated, “The third quarter was an exceptional quarter for KapStone. On July 18, 2013, we completed the Longview acquisition and while our third quarter results include only 75 days of Longview’s operations, the benefits of the acquisition are clear as Longview generated $54 million of adjusted EBITDA in the period.

“Excluding the impact of the Longview acquisition, legacy KapStone delivered all-time record adjusted EBITDA of $63 million due to higher containerboard and corrugated products prices despite higher fiber costs from the unusually wet summer.  Our consolidated adjusted EBITDA soared to a record $117 million, and we generated $75 million of free cash flow which we used to reduce our debt.”

Third Quarter Operating Highlights

Consolidated net sales of $539 million in the third quarter of 2013 increased by $229 million, or 74 percent compared to $310 million for the 2012 third quarter. The increase is primarily due to the Longview acquisition which contributed $198 million of additional revenue and higher average selling prices for the legacy operations. In 2013’s third quarter, 662,000 tons of paper were sold compared to 427,000 tons a year earlier. The Company’s average selling price increased by $18 per ton compared to the second quarter of 2013 and was $57 per ton higher than the third quarter of 2012 due to the combined impact of 2012 and 2013 containerboard and corrugated products price increases and the inclusion of Longview.

Operating income of $80.7 million for the 2013 third quarter increased by $49.6 million, or 159 percent, compared to the 2012 third quarter. The improved financial performance primarily reflects benefits from the Longview acquisition and higher containerboard prices partially offset by higher fiber costs, lower production volumes, higher compensation and benefit costs and Longview transaction fees and acquisition expenses.

Interest expense, net, was $8.0 million for the third quarter of 2013, up $6.2 million from a year ago as a result of a higher debt balance associated with the Longview acquisition. At September 30, 2013, the average interest rate on our term loans was 2.60 percent. Amortization of debt issuance costs of $1.6 million for the third quarter of 2013 increased by $0.6 million from a year ago due to costs associated with the Company’s amended and restated credit agreement.

The effective income tax rate for the 2013 third quarter was 37.9 percent compared to 35.1 percent for the 2012 third quarter. The higher effective income tax rate in the 2013 third quarter is due to a discrete tax adjustment relating to prior year tax returns. For 2013, the Company estimates its cash tax rate to be approximately 11 percent reflecting complete utilization of remaining cellulosic biofuel tax credits.

Cash Flow and Working Capital

Cash and cash equivalents increased by $3.8 million in the quarter ended September 30, 2013, to $12.2 million reflecting $98.2 million of net cash provided by operating activities, $561.0 million of cash used in investing activities primarily reflecting the Longview acquisition and $466.6 million of cash provided by financing activities reflecting $1.3 billion of borrowings from our new credit facility offset by the repayment of $305.3 million of debt under the prior credit facility and the redemption of $507.5 million of Longview senior notes assumed as part of the acquisition.

Capital expenditures for the third quarter of 2013 totaled $23.6 million, including $7.0 million for Longview. The Company estimates $93.0 million of capital expenditures for the year.

At September 30, 2013, the Company had approximately $164.3 million of working capital and $358.8 million of revolver borrowing capacity.

Conclusion

In summary, Stone commented, “Our integration of Longview continues on plan.  We have now identified $18 million of synergies that should benefit KapStone by the end of 2015. However, more significant than the synergies identified thus far are the substantial benefits from operating efficiencies and capital programs in progress.  Looking ahead, we believe we are well positioned to improve our profitability by benefitting from full quarters of Longview results, strong performance from our legacy operations, and robust cash flows.”

Conference Call

KapStone will host a conference call at 11 a.m. EDT, Thursday, October 31, 2013, to discuss the Company’s financial results for the 2013 third quarter. All interested parties are invited to listen and may do so by either accessing a simultaneous broadcast webcast on KapStone’s website, http://www.kapstonepaper.com, or for those unable to access the webcast, the following dial-in numbers are available:

Domestic:  877.546.5020
International:  857.244.7552
Participant Passcode:  39786674

A presentation to be viewed in conjunction with the call will also be available on our website, http://www.kapstonepaper.com, in the “Investors” section.

Replay of the webcast will be available for 30 days on the Company’s website following the call.

About the Company

Headquartered in Northbrook, IL, KapStone Paper and Packaging Corporation is the fifth largest producer of containerboard and corrugated packaging products and is the largest kraft paper producer in the United States. The Company is the parent company of KapStone Kraft Paper Corporation and KapStone Container Corporation which includes four paper mills and 22 converting plants, respectively, across the US. The business employs approximately 4,500 people.

Non-GAAP Financial Measures

This press release includes certain non-GAAP financial measures, including “EBITDA”, “Adjusted EBITDA”, “Adjusted Net Income”, and “Adjusted Diluted EPS” to measure our operating performance. Management uses these measures to focus on the on-going operations, and believes it is useful to investors because they enable them to perform meaningful comparisons of past and present operating results. The Company believes that EBITDA and Adjusted EBITDA provide useful information to investors because they improve the comparability of the financial results between periods and provide for greater transparency to key measures used to evaluate the performance and liquidity of the Company. Management uses EBITDA and Adjusted EBITDA for evaluating the Company’s performance against competitors and as a primary measure for employees’ incentive programs. Reconciliations of Net Income to EBITDA, EBITDA to Adjusted EBITDA, Net Income to Adjusted Net Income, Basic EPS to Adjusted Basic EPS, and Diluted EPS to Adjusted Diluted EPS are included in the financial schedules contained in this press release. However, these measures should not be construed as an alternative to any other measure of performance determined in accordance with GAAP.

Forward-Looking Statements

Statements in this news release that are not historical are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can often be identified by words such as “may,” “will,” “should,” “would,’ “expect,” “project,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” “potential,” “outlook,” or “continue,” the negative of these terms or other similar expressions. These statements reflect management’s current views and are subject to risks, uncertainties and assumptions, many of which are beyond the Company’s control that could cause actual results to differ materially from those expressed or implied in these statements. Factors that could cause actual results to differ materially include, but are not limited to: (1) industry conditions, including changes in cost, competition, changes in the Company’s product mix and demand and pricing for the Company’s products; (2) market and economic factors, including changes in raw material and healthcare costs, exchange rates and interest rates; (3) results of legal proceedings and compliance costs, including unanticipated expenditures related to the cost of compliance with environmental and other governmental regulations; (4) the ability to achieve and effectively manage growth; (5) the ability to pay the Company’s debt obligations; (6) the ability to carry out the Company’s strategic initiatives and manage associated costs and (7) the integration of the Longview acquisition. Further information on these and other risks and uncertainties is provided under Item 1A “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 and elsewhere in reports that the Company files with the SEC. These filings can be found on KapStone’s Web site at http://www.kapstonepaper.com and the SEC’s Web site at www.sec.gov. Forward-looking statements included herein speak only as of the date hereof and the Company disclaims any obligation to revise or update such statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events or circumstances.

KapStone Paper and Packaging Corporation

Consolidated Statements of Income

(In thousands, except share and per share amounts)

(unaudited)

			Fav / (Unfav)			Fav / (Unfav)
	Quarter Ended September 30,		Variance	Nine Months Ended September 30,		Variance
	2013	2012	%	2013	2012	%

Net sales	$538,603	$309,544	74.0%	$1,184,737	$915,646	29.4%

Cost and expenses:
Cost of sales, excluding depreciation and amortization	352,346	219,091	-60.8%	803,045	646,500	-24.2%
Depreciation and amortization	28,522	15,605	-82.8%	62,999	46,108	-36.6%
Freight and distribution expenses	39,679	27,945	-42.0%	95,448	81,624	-16.9%
Selling, general and administrative expenses	37,538	16,039	-134.0%	77,738	51,047	-52.3%
Other operating income	177	200	-11.5%	575	628	-8.4%
Operating income	80,695	31,064	159.8%	146,082	90,995	60.5%

Foreign exchange gain / (loss)	359	(11)	3363.6%	137	(399)	134.3%
Interest expense, net	8,034	1,857	-332.6%	11,818	6,526	-81.1%
Amortization of debt issuance costs	1,551	936	-65.7%	3,004	2,739	-9.7%
Income before provision for income taxes	71,469	28,260	152.9%	131,397	81,331	61.6%
Provision for income taxes	27,055	9,915	-172.9%	47,533	29,019	-63.8%
Net income	$44,414	$18,345	142.1%	$83,864	$52,312	60.3%

Net income per share:
Basic	$0.93	$0.39		$1.76	$1.12
Diluted	$0.92	$0.38		$1.74	$1.09

Weighted-average number of shares outstanding:
Basic	47,708,908	46,747,095		47,580,448	46,619,692
Diluted	48,478,570	47,914,816		48,307,538	47,833,592

Effective income tax rate	37.9%	35.1%		36.2%	35.7%

Net Income (GAAP) to EBITDA (Non-GAAP) to Adjusted EBITDA (Non-GAAP):

Net income (GAAP)	$44,414	$18,345	142.1%	$83,864	$52,312	60.3%
Interest expense, net	8,034	1,857	-332.6%	11,818	6,526	-81.1%
Amortization of debt issuance costs	1,551	936	-65.7%	3,004	2,739	-9.7%
Provision for income taxes	27,055	9,915	-172.9%	47,533	29,019	-63.8%
Depreciation and amortization	28,522	15,605	-82.8%	62,999	46,108	-36.6%
EBITDA (Non-GAAP)	$109,576	$46,658	134.8%	$209,218	$136,704	53.0%

Acquisition, start up and other expenses	6,256	1,353	-362.4%	9,540	3,958	-141.0%
Stock-based compensation expense	972	745	-30.5%	4,271	4,322	1.2%
Adjusted EBITDA (Non-GAAP)	$116,804	$48,756	139.6%	$223,029	$144,984	53.8%

Net Income (GAAP) to Adjusted Net Income (Non-GAAP):
Net income (GAAP)	$44,414	$18,345		$83,864	$52,312
Acquisition, start up and other expenses	4,060	878		6,191	2,546
Stock-based compensation expense	631	484		2,772	2,780
Discrete tax adjustment	1,606	—		1,406	—
Adjusted Net Income (Non-GAAP)	$50,711	$19,707		$94,233	$57,638

Basic EPS (GAAP) to Adjusted Basic EPS (Non-GAAP):
Basic EPS (GAAP)	$0.93	$0.39		$1.76	$1.12
Acquisition, start up and other expenses	0.09	0.02		0.13	0.05
Stock-based compensation expense	0.01	0.01		0.06	0.06
Discrete tax adjustment	0.03	—		0.03	—
Adjusted Basic EPS (Non-GAAP)	$1.06	$0.42		$1.98	$1.23

Diluted EPS (GAAP) to Adjusted Diluted EPS (Non-GAAP):
Diluted earnings per share (GAAP)	$0.92	$0.38		$1.74	$1.09
Acquisition, start up and other expenses	0.09	0.02		0.12	0.05
Stock-based compensation expense	0.01	0.01		0.06	0.06
Discrete tax adjustment	0.03	—		0.03	—
Adjusted Diluted EPS (Non-GAAP)	$1.05	$0.41		$1.95	$1.20

KapStone Paper and Packaging Corporation

Consolidated Balance Sheets

(In thousands)

	September 30,	December 31,
	2013	2012
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$12,187	$16,488
Trade accounts receivable, net of allowances	238,784	111,592
Other receivables	15,629	10,061
Inventories	223,461	113,511
Prepaid expenses and other current assets	8,239	9,808
Deferred income taxes	49	5,864
Total current assets	498,349	267,324

Plant, property and equipment, net	1,366,334	576,115
Other assets	122,363	4,412
Intangible assets, net	128,293	57,027
Goodwill	541,858	226,289
Total assets	$2,657,197	$1,131,167

Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of long-term debt	$44,950	$—
Short-term borrowings	36,500	63,500
Other current borrowings	1,376	—
Accounts payable	146,160	89,638
Accrued expenses	44,248	25,032
Accrued compensation costs	56,696	20,421
Accrued income taxes	4,166	—
Total current liabilities	334,096	198,591

Long-term debt, net of current portion	1,202,213	294,310
Pension and post-retirement benefits	85,925	13,193
Deferred income taxes	412,163	96,459
Other liabilities	12,941	10,666
Total other liabilities	1,713,242	414,628

Stockholders’ equity:
Common stock $0.0001 par value	5	5
Additional paid-in capital	243,969	236,034
Retained earnings	368,875	285,011
Accumulated other comprehensive loss	(2,990)	(3,102)
Total stockholders’ equity	609,859	517,948
Total liabilities and stockholders’ equity	$2,657,197	$1,131,167

KapStone Paper and Packaging Corporation

Consolidated Statements of Cash Flows

(In thousands)

(unaudited)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Operating activities:
Net income	$44,414	$18,345	$83,864	$52,312
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	28,522	15,605	62,999	46,108
Stock-based compensation expense	972	745	4,271	4,322
Excess tax benefits from stock-based compensation	(817)	(382)	(2,547)	(1,878)
Amortization of debt issuance costs	1,551	936	3,004	2,739
Loss on disposal of fixed assets	248	282	390	873
Deferred income taxes	21,087	7,851	34,513	22,579
Changes in operating assets and liabilities	2,234	(2,930)	(17,611)	(9,603)
Net cash provided by operating activities	$98,211	$40,452	$168,883	$117,452

Investing activities:
Longview acquisition, net of cash acquired	(537,465)	—	(537,465)	—
USC acquisition	—	—	—	(314)
Capital expenditures	(23,558)	(13,945)	(56,271)	(41,399)
Net cash used in investing activities	$(561,023)	$(13,945)	$(593,736)	$(41,713)

Financing activities:
Proceeds from revolving credit facility	$197,713	$40,000	$289,113	$79,400
Repayments on revolving credit facility	(174,913)	(40,000)	(316,113)	(79,400)
Proceeds from long-term debt	1,275,000	—	1,275,000	—
Repayment of long-term debt	(305,313)	—	(305,313)	(50,000)
Repayment of Longview senior notes	(507,520)	—	(507,520)	—
Payment of debt issuance costs	(19,654)	—	(19,654)	—
Proceeds from other current borrowings	1,384	—	5,115	3,398
Repayments of other current borrowings	(1,711)	(930)	(3,739)	(2,776)
Payment of withholding taxes on stock awards	—	—	(860)	(1,179)
Proceeds from exercises of stock options	613	598	1,627	1,073
Excess tax benefits from stock-based compensation	817	382	2,547	1,878
Proceeds from issuance of shares to ESPP	179	151	349	241
Loan amendment costs	—	(87)	—	(132)
Net cash provided by (used in) financing activities	$466,595	$114	$420,552	$(47,497)

Net increase / (decrease) in cash and cash equivalents	3,783	26,621	(4,301)	28,242
Cash and cash equivalents-beginning of period	8,404	9,683	16,488	8,062
Cash and cash equivalents-end of period	$12,187	$36,304	$12,187	$36,304